   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTBER 29, 1999

                                                REGISTRATION NO. _____________
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            IXC COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Delaware                                              74-2644120
-------------------------------                              -------------------
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)


                       1122 Capital of Texas Highway South
                               Austin, Texas 78746
                                 (512) 328-1112
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                            IXC COMMUNICATIONS, INC.
                           1998 STOCK PLAN, AS AMENDED
--------------------------------------------------------------------------------
                            (Full title of the plan)


                             Jeffrey C. Smith, Esq.
                    Senior Vice President and General Counsel
                            IXC Communications, Inc.
                       1122 Capital of Texas Highway South
                               Austin, Texas 78746
                                 (512) 328-1112
--------------------------------------------------------------------------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:
                             Michael P. Whalen, Esq.
                             Kirk F. Maldonado, Esq.
                              Karen C. Goodin, Esq.
                               Riordan & McKinzie
                           600 Anton Blvd., 18th Floor
                          Costa Mesa, California 92626
                                 (714) 433-2900


                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                          PROPOSED              PROPOSED
    TITLE OF EACH CLASS OF           AMOUNT               MAXIMUM               MAXIMUM              AMOUNT OF
       SECURITIES TO BE              TO BE             OFFERING PRICE           AGGREGATE          REGISTRATION
          REGISTERED               REGISTERED           PER SHARE(1)         OFFERING PRICE             FEE
---------------------------------------------------------------------------------------------------------------
         Common Stock               2,500,000             $43.00              $107,500,000            $29,885
===============================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based on the average of the high and low sales prices of the Company's Common Stock, as reported on the Nasdaq National Market on October 25, 1999.

===============================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         Pursuant to General Instruction E to Form S-8 regarding the registration of additional securities, the contents of the IXC Communications, Inc. Registration Statements on Form S-8 filed with the Securities and Exchange Commission on October 30, 1998 (File No. 333-66361) with respect to IXC Communications, Inc. 1998 Stock Plan, As Amended, are incorporated by reference into this Registration Statement. Except for the additional information provided in Item 5 below, no additional information is required in this Registration Statement that is not in the earlier Registration Statement filed on October 30, 1998 or incorporated by reference into such Registration Statement.

ITEM 5. INTERESTS OF NAMES EXPERTS AND COUNSEL.

         The validity of the shares of Common Stock offered under this registration statement has been passed upon for the Company by Riordan & McKinzie, a Professional Law Corporation ("Riordan & McKinzie"). Carl W. McKinzie, a director and stockholder of the Company, is a principal of Riordan & McKinzie. The Company has granted an option covering shares of the Company's common stock to Mr. McKinzie and another principal of Riordan & McKinzie. Also, certain attorneys of Riordan & McKinzie beneficially own additional shares of the Company's common stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Austin, State of Texas, on October 29, 1999.

                                             IXC COMMUNICATIONS, INC.

                                             By: /s/ Jeffrey C. Smith
                                                 -------------------------------
                                                 Jeffrey C. Smith
                                                 Senior Vice President, Chief
                                                 Administrative Officer,
                                                 General Counsel and Secretary

                               POWERS OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John M. Zrno and Jeffrey C. Smith and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for each person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                Signature                                    Title                                Date
                ---------                                    -----                                ----
         /s/ John M. Zrno                      President, Chief Executive Officer,          October 29, 1999
--------------------------------------         and Director
             John M. Zrno                      (Principal Executive Officer)


         /s/ Stanley W. Katz                   Chief Financial Officer (Principal
--------------------------------------         Financial and Accounting Officer)            October 29, 1999
             Stanley W. Katz


         /s/ Richard D. Irwin                  Chairman and Director                        October 29, 1999
--------------------------------------
             Richard D. Irwin


         /s/ Ralph J. Swett                    Director                                     October 29, 1999
--------------------------------------
             Ralph J. Swett


         /s/ Wolfe H. Bragin                   Director                                     October 29, 1999
--------------------------------------
             Wolfe H. Bragin


         /s/ Carl W. McKinzie                  Director                                     October 29, 1999
--------------------------------------
             Carl W. McKinzie


         /s/ Joe C. Culp                       Director                                     October 29, 1999
--------------------------------------
             Joe C. Culp


         /s/ Phillip L. Williams               Director                                     October 29, 1999
--------------------------------------
             Phillip L. Williams

                                INDEX TO EXHIBITS

Sequentially
Numbered
Exhibit                        Description
------------                   -----------

      5.1           Opinion of Riordan & McKinzie, a Professional Corporation

     23.1 Consent of Riordan & McKinzie, a Professional Corporation - included in Exhibit 5.1

     23.2           Consent of Deloitte & Touche LLP

     23.3           Consent of Ernst & Young LLP

     23.4           Consent of Arthur Andersen LLP

     23.5           Consent of Arthur Andersen LLP

     24.1           Power of Attorney (included on page II-2)